UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2007
Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 423-1000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Retirement of Directors. On April 24, 2007, Mr. Lawrence A. Bossidy and Dr. William G. Bowen retired from the Board of Directors of Merck & Co., Inc. (“Merck” or the “Company”).

(e)
  Determination of 2004 Performance Share Unit Awards. On April 24, 2007, the Compensation and Benefits Committee
  (the “Committee”) of the Board of Directors of the Company reviewed Merck’s earnings per share compared to 11 peer pharmaceutical companies over the three-year period that ended December 31, 2006. The review was performed to determine the number of shares that would be awarded as a result of the vesting of Performance Share Units (“PSUs”) granted in 2004 to the Company’s executive officers and other senior management. The Committee concluded that the Company’s final ranking was below 9, and therefore no shares are distributable.

  This disclosure updates the Option Exercises and Stock Vested as of Fiscal Year-End December 31, 2006 table on page 41 of the Company’s 2007 Proxy Statement. The number of PSUs granted and number realized are shown below.

	Target
	Number of	Number of
	2004 PSUs	Shares Realized
Name	Granted	on Vesting
Richard T. Clark, Chairman, President and Chief Executive Officer	8,542	0
Judy C. Lewent, Executive Vice President and Chief Financial Officer	12,917	0
Peter S. Kim, President, Merck Research Laboratories	16,667	0
David W. Anstice, Executive Vice President, Strategy Initiatives	11,250	0
Peter H. Loescher, President, Global Human Health*	0	0
Per Wold-Olsen	10,833	0
Bradley T. Sheares	12,500	0

*	Mr. Loescher joined the Company in May 2006 and therefore did not receive a 2004 PSU grant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.
Date: April 30, 2007	By:	/s/ Debra A. Bollwage
Debra A. Bollwage
Senior Assistant Secretary